Exhibit 10.9


                                 AMENDMENT NO. 1
                                       TO
                          BIOSOURCE INTERNATIONAL, INC.
                            1993 STOCK INCENTIVE PLAN

     This AMENDMENT NUMBER ONE to the 1993 Stock Incentive Plan (the "PLAN") of BioSource International, Inc., a Delaware corporation (the "COMPANY"), is made as of this 17th day of December, 1998.

                                 R E C I T A L S

     A. In December of 1993, the Company adopted the Plan for the purpose of enabling the Company to obtain and retain the services of the types of employees, consultants, officers and Directors who would contribute to the Company's long range success and providing incentives which are linked directly to increases in share value which would inure to the benefit of all shareholders of the Company.

     B. Article 9 of the Plan requires that the stockholders of the Company approve certain amendments to the Plan.

     C. Since the adoption of the Plan, and its approval by the stockholders of the Company, there have been changes in Rule 16b-3 under the Securities Exchange Act of 1934, and the regulations of the Nasdaq NMS eliminating the requirement of stockholder approval for certain changes to the Plan.

     D. The Company now desires to amend the Plan as it relates to stockholder approval to be consistent with the changes in the law and Nasdaq regulations, and to increase the number of shares authorized to be issued thereunder.

                                A G R E E M E N T

     NOW THEREFORE, in furtherance of the above-stated purpose of the Plan, the Plan is hereby amended as follows:

     1. Article 9 of the Plan is hereby amended. The text formerly in Article 9 is hereby stricken and eliminated, and Article 9 shall hereafter read as follows:

                                    ARTICLE 9
                            AMENDMENT AND TERMINATION

     The Board may amend, alter or discontinue the Plan at any time, pursuant to the discretion of the Board.


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     2. Section 4.1 of Article 4 of the Plan is hereby amended to increase the total number of shares of Stock (as defined in the Plan) reserved and available for issuance under the Plan to 2,000,000 shares of Stock (an increase of 500,000 Shares).


                                   EX-10-9 - 2